UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010 (December 21, 2010)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9112 Spectrum Center Boulevard

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 571-5555

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2010, Overland Storage, Inc. (the “Company”) entered into an agreement (the “Agreement”) with various institutional investors (collectively, the “Investors”) to sell to the Investors a minority ownership interest (the “Ownership Interest”) in any Litigation Award (as defined below) arising from the Company’s patent infringement lawsuit against BDT AG, BDT Products, Inc., BDT-Solutions GmbH & Co. KG, BDT Automation Technology (Zhuhai FTZ) Co., Ltd., BDT de México, S. de R.L. de C.V., Dell Inc., and International Business Machines Corporation and the Company’s complaint for patent infringement in the United States International Trade Commission against the same defendants (together, the “Patent Litigation”). Pursuant to the terms of the Agreement, the Company received an aggregate of $3.0 million in cash in consideration for the Ownership Interest. The Company has also retained the right, in its sole discretion, to determine whether to settle the Patent Litigation and to determine the terms and conditions of any such settlement.

As defined in the Agreement, “Litigation Award” means the amount of any damages award or settlement amount payable to the Company or its affiliates in cash arising out of the Patent Litigation, net of fees and expenses incurred by the Company and its counsel in connection with the Patent Litigation and any award or settlement actually paid by the Company in connection with any claims or counterclaims of patent infringement brought by any of the parties to the Patent Litigation related to or in response to the Patent Litigation.

This Current Report on Form 8-K (this “Current Report”) includes forward-looking statements that involve a number of risks and uncertainties the outcome of which could materially and/or adversely affect actual results, including, without limitation, statements regarding the Patent Litigation, claims or counterclaims arising from the Patent Litigation and any potential settlement of the Patent Litigation. The risks and uncertainties include, without limitation, the Company’s ability to pursue the Patent Litigation, the outcome of the Patent Litigation, including any potential settlement, the outcome of any claims or counterclaims arising from the Patent Litigation, and other risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its most recent filings on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of filing of this Current Report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of filing of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: December 28, 2010	By:	/S/ KURT L. KALBFLEISCH
Kurt L. Kalbfleisch
Vice President of Finance and
Chief Financial Officer